January 3, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.01(a) on page 1 of Form 8-K dated January 2, 2008, of Landec Corporation and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01.

/s/ Ernst & Young LLP